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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2004

                            NOBLE INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)

          Delaware                     001-13581                38-3139487
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)

                  28213 Van Dyke Avenue, Warren, Michigan 48093
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (586) 751-5600


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

A.       Acquisition of Assets.

         On January 20, 2004, Noble International, Ltd. (the "Company"), through its wholly owned subsidiary, Noble Metal Processing, Inc. ("NMP") a Michigan corporation, consummated the acquisition of the common stock of Prototech Laser Welding, Inc. ("LWI"), a Michigan corporation, for $14.7 million, plus up to an additional $1.0 million based upon the receipt of certain new business.

         As part of the transaction, the Company amended its credit facility by increasing it approximately $20.0 million specifically to fund the acquisition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  2.1      Stock Purchase Agreement among the Company, NMP and
                           LWI.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOBLE INTERNATIONAL, LTD.,
                                        a Delaware corporation

                                        By: /s/ Michael C. Azar
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                                           Michael C. Azar
Dated: January 28, 2004                    Secretary and General Counsel

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                                 Exhibit Index

         2.1      Stock Purchase Agreement among the Company, NMP and LWI.